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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-91700 of Aeropostale, Inc. on Form S-8 of our report dated April 14, 2004, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for goodwill and other intangible assets appearing in this Annual Report on Form 10-K of Aeropostale, Inc. for the year ended January 31, 2004.

                                               /s/ DELOITTE & TOUCHE LLP
                                          --------------------------------------

New York, New York
April 14, 2004